SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

   Filed by the Registrant  [X]
   Filed by a Party other than the Registrant  [ ]
   Check the appropriate box:
   [X]   Preliminary Proxy Statement
   [ ]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            COVOL TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:
   (2) Form, Schedule or Registration Statement No.:
   (3) Filing Party:
   (4) Date Filed:

                            COVOL TECHNOLOGIES, INC.

                            3280 North Frontage Road
                                Lehi, Utah 84043

                                January 17, 2000

Dear Stockholder:

   You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Covol Technologies, Inc., which will be held on Wednesday, March 1, 2000, at 2:00 p.m., Mountain Standard Time, at the Provo Marriott Hotel, at 100 West 100 North, Provo, Utah 84601. In addition to the matters to be acted upon at the meeting, which are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report with respect to the progress of Covol and an opportunity for stockholders to ask questions.

   Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes.

   The Proxy Statement contains a more extensive discussion of each proposal and therefore you should read the Proxy Statement carefully. After you have read the Proxy Statement and accompanying instructions, you should execute and return the enclosed form of proxy card or voting instructions with respect to the proposed matters. THE BOARD OF DIRECTORS STRONGLY RECOMMENDS THAT YOU APPROVE ALL PROPOSALS.

   Only stockholders of record at the close of business on January 4, 2000 are entitled to vote at the meeting. Stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the meeting even though you previously submitted a proxy card.

   If you have any questions after reading the Proxy Statement and other materials we have sent, please call 1-800-566-9061. You will be able to talk to someone from Morrow & Co., Inc., a shareholder services company that is helping Covol with this Proxy Statement.

                                             Sincerely,

                                            /s/ Kirk A. Benson

                                            ------------------------------------
                                            Kirk A.  Benson

                                            Chairman and Chief Executive Officer

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT THEIR PROXIES.

                            COVOL TECHNOLOGIES, INC.

                            3280 North Frontage Road
                                Lehi, Utah 84043

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MARCH 1, 2000

                              --------------------

To the Stockholders of Covol Technologies, Inc.:

         The 2000 annual Meeting of Stockholders (the "Meeting") of Covol Technologies, Inc., a Delaware corporation ("Covol"), will be held on Wednesday, March 1, 2000, starting at 2:00 p.m., Mountain Standard Time, at the Provo Marriott Hotel, at 100 West 100 North, Provo, Utah 84601, for the following purposes:

         1. To elect one Class III director of Covol to serve until the 2003 annual meeting of stockholders, or until his successor is duly elected and qualified;

         2. To ratify the selection by the Board of PricewaterhouseCoopers LLP as independent auditors of Covol for the fiscal year ending September 30, 2000;

         3. To ratify the issuance by Covol in March 1999 of convertible Preferred Stock and convertible debt financing;

         4.       To   approve  an   amendment   to   Covol's   Certificate   of
                  Incorporation increasing its authorized number of shares of Common Stock from 25,000,000 to 50,000,000; and

         5. To transact such other business as may properly come before the Meeting and any and all adjournments or postponements thereof.

         The Board has fixed the close of business on Tuesday, January 4, 2000 as the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting. Only stockholders of record as of the record date are entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. A copy of the following materials accompany this notice:
Covol's Annual Report on Form 10-K for the year ended September 30, 1999, a Proxy Statement and a proxy card, the March 31, 1999 Quarterly Report on Form
10-Q, as amended on October 6, 1999, and a Current Report on Form 8- K filed March 24, 1999. These materials will be first sent to stockholders on or about January 24, 2000.

         Stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, please complete, date and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Meeting even though you previously submitted a proxy card.

                                           By Order of the Board of Directors,

                                           Harlan M. Hatfield
                                           Secretary

Lehi, Utah
January 17, 2000

                             Your vote is important.

You are urged to date, sign and promptly return your proxy card so that your shares may be voted in accordance with your wishes and that the presence of a quorum may be assured. The prompt return of your signed proxy card, regardless of the number of shares you hold, will aid Covol in avoiding the expense of additional proxy solicitations. Giving your proxy does not affect your right to vote in person at the meeting or your right to resubmit later dated proxy cards.

                            COVOL TECHNOLOGIES, INC.

                            3280 North Frontage Road
                                Lehi, Utah 84043

                              --------------------

                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                     To Be Held on Wednesday, March 1, 2000

                              --------------------

                               GENERAL INFORMATION

         This Proxy Statement is being furnished to the stockholders of Covol Technologies, Inc. ("Covol"), in connection with the solicitation of proxies on behalf of the Board of Directors of Covol (the "Board") for use at Covol's 2000 Annual Meeting of Stockholders and any and all adjournments or continuations thereof (the "Meeting"), to be held Wednesday, March 1, 2000, starting at 2:00 p.m., Mountain Standard Time, at the Provo Marriott Hotel, at 100 West 100 North, Provo, Utah 84601, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice"). These materials will be first mailed to stockholders on or about January 24, 2000.

                            PURPOSE OF ANNUAL MEETING

         At the Meeting, stockholders will be asked: (i) to elect one class III director of Covol to serve until the 2003 annual meeting of stockholders, or until his successor is duly elected and qualified; (ii) to ratify the selection by the Board of PricewaterhouseCoopers LLP as independent auditors of Covol for the fiscal year ending September 30, 2000 ("Fiscal 2000"); (iii) to ratify the issuance by Covol in March 1999 of convertible Preferred Stock and convertible debt financing; (iv) to approve an amendment to Covol's Certificate of Incorporation increasing its authorized number of shares of Common Stock from 25,000,000 to 50,000,000; and (v) to transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

         Covol's Common Stock, $.001 par value, and its Series D Convertible Preferred Stock (collectively, the "Voting Stock") will be entitled to vote as a single class at the Meeting. If a quorum exists, action on items (ii) and (iii) above will be approved by affirmative vote of the holders of a majority of the shares of Voting Stock, present or represented by proxy at the Meeting and entitled to vote on such matters. Broker non-votes will not be considered to be present for such purpose. If a quorum exists, action on item (iv) above will be approved by affirmative vote of the holders of a majority of the Voting Stock. Directors are elected by a plurality of the Voting Stock represented at the meeting. The Board recommends a vote "FOR" each of the proposals. The Board knows of no other matters which are likely to be brought before the Meeting. If any other matters properly come before the Meeting, however, the person named in the enclosed proxy, or his duly constituted substitute acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted "FOR" the items listed in the Notice.

                     QUORUM, VOTING RIGHTS AND OTHER MATTERS

         The presence, in person or by proxy, of the holders of a majority of the voting power of the Voting Stock is necessary to constitute a quorum at the Meeting. Only stockholders of record at the close of business on Tuesday, January 4, 2000 (the "Record Date"), will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 17,176,911 shares of Common Stock outstanding and 62,108 shares of Preferred Stock issued and outstanding under three series designated as series A, series B, and series D. Only the series D Preferred Stock has voting rights. Each share of series D Preferred Stock is entitled to one vote for each share of Common Stock issuable upon conversion of such preferred share, limited however to 2,481,925 shares, which number is 19.9% of the outstanding shares of Common Stock outstanding as of March 17, 1999, the date of issuance of the series D Preferred Stock. As a result of the 19.9% limitation and further reduced by conversions into Common Stock up to the Record Date, the maximum number of shares of Common Stock which could have been issued on conversion on the Record Date, and therefore the Common Stock equivalent voting power of the Series D Preferred Stock on such date, was 878,150 shares. Without regard to the 19.9% limitation, the 44,798 shares of series D Preferred Stock outstanding on the Record Date would have been convertible into 9,556,908 shares of Common Stock on that date. Therefore, there are a total of 18,055,061 shares of Voting Stock which can vote as of January 4, 2000, consisting of 17,176,911 shares of Common Stock and 878,150 shares of Common Stock issuable upon conversion of the series D Preferred Stock. Holders of Common Stock as of the Record Date are entitled to one vote for each share held. Holders of Common Stock and holders of Preferred Stock are not entitled to cumulative voting rights.

         All shares of Voting Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If no such instructions are indicated, such shares will be voted in favor of (i.e., "FOR") the items listed in the Notice. Abstentions and broker non-votes will be counted as shares present for quorum purposes. Abstentions otherwise will have the effect of a vote against Proposals 2 through 4. Broker non-votes will not affect the outcome of Proposals 2 and 3, but will have the same effect as a vote against Proposal
4. Abstentions and broker non-votes have no effect on the outcome of the election of directors.

         As described above, abstentions (including failures to return a proxy or cast a vote) and broker non-votes are effectively the same as votes "against" Proposal 4. Broker non-votes result from stockholders who own stock through a brokerage account failing to properly instruct their broker how to vote their shares. Due to the critical nature of these Proposals, Covol urges every stockholder to vote (by proxy or in person) at this meeting.

         Any stockholder executing a proxy has the power to revoke such proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (i) filing with Covol a written revocation of the proxy, (ii) appearing at the Meeting and casting a vote contrary to that indicated on the proxy, or (iii) submitting a duly executed proxy bearing a later date.

         The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by Covol. In addition to the solicitation of proxies by use of the mails, officers, directors, employees and agents of Covol may solicit proxies by written communication, telephone, telegraph or personal call. Such persons are to receive no special compensation for any solicitation activities. Covol will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                               EXECUTIVE OFFICERS

         The following table sets forth (i) the names of the executive officers,
(ii) their ages as of the Record Date and (iii) the capacities in which they serve Covol:

   Name                   Age            Position(s)              Officer Since

   ----                   ---            -----------              -------------
Kirk A. Benson            49       Chief Executive Officer and         1999
                                      Chairman of the Board
Brent M. Cook             39       President and Director              1996
Steven G. Stewart         51       Chief Financial Officer             1998
Harlan M. Hatfield        39       Vice President, General Counsel     1998
                                      and Secretary

         See "Proposal No. 1 -- Election of Director - Nominee for Election as Director" for biographical information regarding Messrs. Benson and Cook.

Steven G. Stewart was appointed Chief Financial Officer of Covol in July 1998, and served as Vice President of Finance and Treasurer from April 1998 through July 1998. From October 1996 through March 1998, Mr. Stewart was a business assurance partner at PricewaterhouseCoopers LLP (formerly Coopers & Lybrand
LLP), with primary responsibility for public companies operating in the high technology, mining and extractive industries. From January 1994 through September 1996, Mr. Stewart was self-employed and provided consulting services to high technology companies, established strategic alliances, advised companies on alternative valuation methods applicable to acquisition targets and negotiated acquisition/sale transactions. Prior to 1994, Mr. Stewart was an audit partner with Ernst & Young (formerly Arthur Young) and was the Salt Lake City office Director of High Technology and Entrepreneurial Services. Mr. Stewart is a Certified Public Accountant.

Harlan M. Hatfield has served as Corporate Counsel since October 1996, as Vice President and General Counsel since July 1998, and as Secretary since July 1999. His primary activities with Covol have been the development of synthetic fuel projects, including licensing, financing, permitting, construction, feedstocks, site selection, and other aspects of project development. As General Counsel he oversees the legal staff and outside legal counsel, litigation, regulatory disputes, contracts, and other legal matters. Prior to his employment with Covol, he was in private practice at the Seattle law firm of Oles, Morrison and Rinker for more than nine years where he was a partner.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         The following sets forth the compensation of Covol's Chief Executive Officer, the other officers who were executive officers as of September 30, 1999 and whose total annual salary and bonus exceeded $100,000 in fiscal 1999, and one officer who served as an executive officer during the year whose total annual salary and bonus exceeded $100,000. The amounts shown represent what was earned in the respective years.


                                                        Summary Compensation Table
                                                                            Long-Term Compensation
                                                                        -----------------------------------
                                          Annual Compensation             Awards                 Payouts
                                  ------------------------------------  ----------              -----------
                                                                       Restricted   Securities
                                                       Other Annual      Stock      Underlying     LTIP        All Other
Name and                          Salary     Bonus     Compensation      Awards       Options    Payouts      Compensation
Principal Position       Year       ($)       ($)         ($)(3)          ($)          (#)(4)       ($)            ($)
-------------------------------- --------- --------- ---------------- ------------ ------------------------ ----------------
Kirk A. Benson (1)       1999       80,000         -           13,142      -             250,000     -             -
Chief Executive
Officer

Brent M. Cook            1999      180,000         -           52,845      -                   -     -             -
President                1998      133,333    54,400           53,120      -             250,000     -             -
                         1997       93,811         -           46,520      -                   -     -             -
Steven G. Stewart (2)    1999      119,580         -            6,325      -              50,000     -             -
Chief Financial          1998       56,175         -            2,750      -              50,000     -             -
Officer

Stanley M. Kimball (2)   1999      112,500         -           81,368      -                   -     -             -
Vice President           1998      100,000     5,366          287,850      -             100,000     -             -
                         1997       66,667         -          215,334      -              50,000     -             -
------------------

(1) Mr. Benson was appointed Chairman and CEO in April 1999. The above salary for Mr. Benson is for the period April 1999 through September 1999. Prior to his appointment as CEO, Mr. Benson was not an officer or employee of Covol, but served as a director for which he earned $10,667 of director fees. These director fees, along with $2,475 of other compensation, are included in other annual compensation in the above table.

(2) Mr. Stewart was employed by Covol in May 1998. The 1998 salary for Mr. Stewart is for the period May 1998 through September 1998. Mr. Kimball was employed by Covol in January 1997. The 1997 salary for Mr. Kimball is for the period January 1997 through September 1997.

(3) For Messrs. Cook and Kimball, other annual compensation represents primarily compensation expense from the grant of options to purchase Common Stock which have an exercise price at grant date below market value. Compensation is recognized during the period the stock options vest. In 1999, it also includes $6,325 of other compensation for Messrs. Cook and Stewart and $11,325 of other compensation for Mr. Kimball. In 1998, it includes $6,600 of other compensation for Messrs. Cook and Kimball and $2,750 for Mr. Stewart. In 1997, it includes $4,400 of other compensation for Mr. Kimball.

(4) The 1998 option grant to Mr. Cook for the purchase of 250,000 shares of Common Stock was approved by stockholders in March 1999. The option grants to Messrs. Benson, Stewart and Kimball were granted under the 1995 Stock Option Plan.

         Other than Covol's 1995 Stock Option Plan, there are no retirement, pension, or profit sharing plans for the benefit of Covol's officers, directors and employees. Covol provides health, dental and life insurance coverage for its employees. The Board of Directors may recommend and adopt additional programs in the future for the benefit of officers, directors and employees.

Option Grants in 1999

         The following table sets forth certain information concerning options to purchase Common Stock granted during fiscal 1999 to the executives named in the Summary Compensation Table.


                                                OPTION GRANTS IN 1999
---------------------------------------------------------------------------------------------------------------------
                           Number of         % of Total
                           Securities         Options
                           Underlying        Granted to
                            Options         Employees in         Exercise          Expiration         Grant Date
Name                      Granted (#)           1999         Price ($/Sh)(1)          Date           Value ($)(2)
---------------------- ------------------------------------ ------------------ --------------------------------------
Kirk A. Benson              250,000            57.5%               4.13             May 2009            668,300
Steven G. Stewart            50,000            11.5%               5.88             December 2008       182,115
------------------

(1) The exercise price was equal to the fair market value on the date of grant, determined by the closing price of the Common Stock as reported by the NASDAQ stock market.

(2)      Determined using the Black-Scholes option valuation model.

Aggregated Option Exercises in 1999 and September 30, 1999 Option Values

         The following table summarizes for the named executive officers of Covol the number of stock options exercised during fiscal 1999, the aggregate dollar value realized upon exercise, the total number of unexercised options held at September 30, 1999 and the aggregate dollar value of in-the-money unexercised options held at September 30, 1999. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date (based upon the closing price of Common Stock as reported by the NASDAQ stock market for the exercise date) and the exercise price of the option. Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The value of unexercised, in-the-money options at September 30, 1999 is the aggregate amount of the difference between their exercise price and $2.50 per share, the fair market value of the underlying stock on September 30, 1999, based on the closing price of the Common Stock on that date. The underlying options have not been and may never be exercised. The actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.


                     AGGREGATED OPTION EXERCISES IN 1999 AND SEPTEMBER 30, 1999 OPTION VALUES

                           Shares                           Number of Securities           Value of Unexercised
                          Acquired          Value          Underlying Unexercised         In-the-Money Options at
                         on Exercise       Realized        Options at 9/30/99 (#)               9/30/99 ($)
Name                         (#)             ($)          Exercisable/Unexercisable      Exercisable/Unexercisable
---------------------- --------------- ----------------------------------------------- -----------------------------
Kirk A. Benson                0               0                  0 / 250,000                       0 / 0
Brent M. Cook                 0               0               180,333 / 207,167              109,500 / 28,000
Steven G. Stewart             0               0                20,833 / 79,167                     0 / 0
Stanley M. Kimball            0               0               110,417 / 84,583                  45,000 / 0

Long-Term Incentive Plan ("LTIP") Awards in 1999

         Covol granted no LTIP awards in fiscal 1999.

Future Benefits of Pension Plan Disclosure in 1999

         Covol has no such benefit plans.

Stock Option Plans

         1995 Stock Option Plan. Covol has only one stock option plan, the 1995 Stock Option Plan (the "Plan"), under which 2,400,000 shares of Common Stock are reserved for ultimate issuance. A committee of Covol's Board of Directors, or in its absence, the Board (the "Committee") administers and interprets the Option Plan. This Committee is authorized to grant options and other awards both under the terms of the Option Plan and outside the Option Plan to eligible employees, officers, directors, and consultants of Covol. The Option Plan provides for the granting of both incentive stock options and non-statutory stock options. Terms of options granted under the Option Plan, including vesting requirements, are determined by the Committee. Options granted under the Option Plan vest over periods ranging from 0 to ten years, expire ten years from the date of grant and are not transferable other than by will or by the laws of descent and distribution. Incentive stock option grants must meet the requirements of the Internal Revenue Code.

         As of September 30, 1999, Covol had issued 900,000 shares of Common Stock upon exercise of options granted under the Plan, and options for the purchase of an aggregate of 1,281,500 shares of Common Stock (net of exercises and cancellations) were outstanding under the Plan. Options for an additional 218,500 shares could be granted in the future, under terms of the Plan. During fiscal 1999, options to purchase 579,000 shares of Common Stock were granted to six officers and employees and four non-employee directors of Covol, of which 300,000 were granted to the named executives, as shown in the Summary Compensation Table. The option grants to the named executives have terms of 10 years, an exercise price equal to the fair market value of Covol's Common Stock on the date of grant ($4.13 for Mr. Benson, and $5.88 for Mr. Stewart), and vest ratably over a three-year period, beginning the year following the grant date for Mr. Benson, and ratably over a 60-month period, beginning the month following the grant date for Mr. Stewart.

         Other Options. In addition to options granted under the Plan, Covol has granted options for the purchase of Common Stock to employees, officers, directors and consultants outside the Plan that were not qualified as incentive stock options for tax purposes. Such option grants totaled 88,000 shares in fiscal 1999, of which 28,000 were granted to four non-employee directors, and 60,000 were granted to consultants.

Employment Contracts and Termination of Employment and Change in Control Arrangements

         Kirk A. Benson. Effective April 1999, Covol and Mr. Benson entered into an employment agreement covering the succeeding three-year term, with a salary of $15,000 per month until adjusted by the Board of Directors. The employment agreement further provides for participation in Covol's incentive bonus plan, if any, as in effect from time to time, expense reimbursement, and the grant of stock options. Specifically, the agreement provides for the grant of options for 250,000 shares of Common Stock at an exercise price of $4.13 per share, to vest on a pro rata basis at the beginning of each 12 month anniversary during the term of the employment agreement, which are exercisable through April 2009, with full vesting upon disability or death. Under the agreement, Mr. Benson is entitled to six weeks annual paid vacation, a monthly car allowance of $550, and other benefits comparable to those generally available to Covol employees. If his employment is terminated by Covol without cause or terminated by Mr. Benson for good reason, he is entitled to termination benefits equal to 100% of his then annual base salary.

         Brent M. Cook. In April 1998, Covol and Mr. Cook entered into an employment agreement covering the succeeding five year term, with the salary to be established by the Board of Directors consistent with an annual compensation review of comparable positions of public companies. The employment agreement further provides for participation in Covol's incentive bonus plan, if any, as in effect from time to time, expense reimbursement, and the grant of stock options. Specifically, the agreement provides for the grant of options for 250,000 shares of Common Stock at an exercise price of $12.97 per share, to vest on a pro rata basis at the beginning of each month during the term of the employment agreement, which are exercisable through April 2008, with full vesting upon disability or death. Under the agreement, Mr. Cook is entitled to six weeks annual paid vacation, a monthly car allowance of $550, an annual dental allowance of $4,500, and other benefits comparable to those generally available to Covol employees. If his employment is terminated by Covol without cause or terminated by Mr. Cook for good reason, he is entitled to termination benefits equal to 100% of his then annual base salary.

         Steven G. Stewart. Effective May 1998, Covol and Mr. Stewart entered into an employment agreement, as amended, covering a three-year period, unless terminated by Covol for cause or disability, or by Mr. Stewart for certain Company actions which constitute good cause or without good reason provided 90 days prior written notice is given. Mr. Stewart's regular monthly salary will be at least $8,334 for the period from May 1998 through September 1999 and $11,360 thereafter. The employment agreement further provides for participation in Covol's incentive bonus plan, if any, as in effect from time to time, and the grant of stock options. Specifically, the agreement provides for the grant of options for 50,000 shares of Common Stock at an exercise price of $12.63 per share, to vest on a pro rata basis over 60 months beginning May 1998, which are exercisable through April 2008, with full vesting upon disability or death. In addition, Mr. Stewart receives a monthly car allowance of $550 and if employment is terminated by Covol without cause or terminated by Mr. Stewart for good reason, he is entitled to termination benefits equal to 200% of his then annual base salary and all outstanding options vest immediately.

         Stanley M. Kimball. In January 1997, Covol and Mr. Kimball entered into an employment agreement covering the succeeding three-year period. Mr. Kimball's employment with Covol terminated effective as of January 1, 2000. Mr. Kimball alleged his employment was constructively terminated by Covol, which allegation Covol disputes. The employment agreement called for payment of two years' base salary upon constructive termination of employment; however, in settlement of any claims under the employment agreement, the parties agreed that Mr. Kimball would be paid an amount approximating one year's base compensation.

Board Meetings

         The Board held a total of ten regular meetings and four special meetings during fiscal 1999. All directors attended over 75% of the aggregate number of regular meetings of the Board.

Committees of the Board

         The Board of Directors has two committees, an Audit Committee and a Compensation Committee, both of which are comprised solely of outside directors. The Compensation Committee consists of Mr. Weller, as chair, and Mr. Herickhoff. The Audit Committee consists of Mr. Herickhoff, as chair, Mr. Squire, and Mr. Hill. The Audit Committee held two meetings in fiscal 1999. The Compensation Committee held one meeting in fiscal 1999.

Compensation Committee Report on Executive Compensation

         The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the overall compensation for Covol's officers and other key executives, including the named executives. The Committee also oversees the granting of stock options to all executives and employees of Covol. Future compensation polices will be dependent on Covol's cash flow and employee performance.

         Covol seeks to compensate executives at competitive levels, considering current compensation surveys for companies in similar industries and development patterns, the growth of Covol, each executive's individual contribution to meeting Covol's goals and objectives, and overall business conditions as part of the total benefit package for employees.

         The current employment agreement for Mr. Benson was approved by the Board of Directors in a meeting on April 20, 1999. The Compensation Committee recommended the cash compensation and grant of options to Mr. Benson based on Mr. Benson's prior business experience and ability to meet Covol's objectives as well as the compensation that was paid to Covol's prior CEO.

         The Compensation Committee strives to ensure that Covol's compensation plan attracts, retains and rewards both staff and management personnel while continuing to operate in the best interests of the stockholders.

                                                     Compensation Committee,

                                                     Raymond J. Weller, Chairman
                                                     James A. Herickhoff
                                                     January 7, 2000

Compensation of Directors

         Covol's directors hold office until the end of their respective terms or until their successors have been duly elected and qualified.

         Outside directors are entitled to annual cash compensation of up to $32,000, which is paid quarterly. The outside directors are also entitled to 1,000 options for each month of service, subject to vesting limitations. The Chairman of the Board, unless a salaried employee of Covol, is entitled to cash compensation and options on the same vesting terms, but in the amount of 125% of that which may be received by the other directors. Directors receive reimbursement for out-of-pocket expenses. The cash compensation and options described in this section do not apply to directors who are salaried employees of Covol.

         In December 1998, each of Covol's outside directors received (i) 7,000 options for the period of service from the fiscal 1998 annual shareholders' meeting to the fiscal 1999 shareholders' meeting, subject to vesting, and (ii) 36,000 options for the three-year period following the 1999 annual shareholders' meeting, subject to vesting, on a pro rata basis, at the fiscal 2000, 2001 and 2002 annual shareholders' meetings. The options granted in December 1998 are exercisable at the closing price of the Common Stock on the grant date. The option grants described in (ii) above were granted under the 1995 Stock Option Plan.

         Covol's executive officers are appointed by the Board of Directors and serve at the discretion of the Board. The authority of the Board of Directors over the officers of Covol has been delegated to the Chief Executive Officer.

Stockholder Return Performance Graph

         The following graph shows a comparison of the cumulative total stockholder return, calculated on a dividend reinvestment basis, for September 30, 1994 through September 30, 1999, on Covol's Common Stock with (1) the NASDAQ Composite Index--U.S. and (2) the Standard & Poors Energy Composite Index. The comparison assumes $100 was invested on September 30, 1994.

         Please note that historic stock price performance shown on the graph is not necessarily indicative of future price performance. Covol has not paid dividends on its Common Stock.

                               [GRAPHIC OMITTED]


                                Total Returns Assume Reinvestment of Dividends

                                      9/30/94        9/30/95       9/30/96        9/30/97       9/30/98        9/30/99
                                   -------------  ------------- -------------  ------------- -------------- -------------
Covol                                       $100           $240          $264           $296           $300           $80
S&P Energy Composite                         100            120           150            221            209           249
NASDAQ Composite (US)                        100            138           164            225            229           372

                    SECURITY OWNERSHIP OF DIRECTORS, NOMINEES
                           AND PRINCIPAL STOCKHOLDERS

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of January 4, 2000 regarding the beneficial ownership of Covol's Common Stock, for: (i) each person (or group of affiliated persons) who, insofar as Covol has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Common Stock; (ii) each director and executive officer of Covol; and (iii) all directors and executive officers of Covol as a group. Covol has relied on information received from each stockholder as to beneficial ownership, including information contained on Schedules 13D and Forms 3, 4 and 5. As of January 4, 2000, there were 17,176,911 shares of Common Stock outstanding. As of that date, there were outstanding options to purchase 2,969,250 shares of Common Stock, outstanding warrants to purchase 4,298,053 shares of Common Stock, outstanding shares of Preferred Stock convertible into approximately 9,999,790 shares of Common Stock, and outstanding debt convertible into approximately 7,877,387 shares of Common Stock.

  Name and Address of                 Amount and Nature of          Percent of
  Beneficial Owner (1)                Beneficial Ownership(2)         Class
  --------------------                -----------------------         -----
OZ Master Fund, Ltd.(3)                    10,278,971 (4)              37.6%
153 East 53rd Street
New York, NY 10022

Joe K. Johnson(5)                           3,779,268 (6)              19.2%
8989 South Schofield Circle
Sandy, UT 84093

DH Financial, L.C.(7)                       3,814,725 (8)              18.2%
5478 Green Street
Murray, Ut 84123

Directors

Kirk A. Benson                                827,220 (9)               4.7%
Brent M. Cook                                 208,917(10)               1.2%
Raymond J. Weller                             362,838(11)               2.1%
DeLance W. Squire                              42,500(12)               *
James A. Herickhoff                            34,500(13)               *
John P. Hill, Jr.                              33,500(14)               *

Executive Officers

Steven G. Stewart                              30,000(15)               *
Harlan M. Hatfield                             67,500(16)               *

All directors and executive officers as a   1,606,975(17)               8.9%
group (eight persons)
------------------
 *       Less than 1%

(1) Unless otherwise indicated, the address of each person named in the table is c/o Covol, 3280 North Frontage Road, Lehi, Utah 84043.

(2) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within sixty (60) days from January 4, 2000, and the total outstanding shares used to calculate each beneficial owner's percentage includes such shares. Beneficial ownership as reported does not include shares subject to option or conversion that are not exercisable within 60 days of January 4, 2000.

(3) OZ Master Fund, Ltd. is owned by more than 150 investors and is managed by OZ Management L.L.C., which is also deemed to be the beneficial owner of the listed shares.

(4) Consists of 150,633 shares held by OZ Master Fund, Ltd. on the record date and for which OZ Master Fund, Ltd. has voting power, of which 150,603 shares were in process of being transferred, 9,556,908 shares issuable upon conversion of 44,798 shares of series D Preferred Stock, convertible within 60 days of January 4, 2000, and warrants for 571,430 shares exercisable within 60 days of January 4, 2000 at prices ranging from $5.00 to $10.00 per share. Does not include 3,000,000 shares issuable on conversion of convertible debt. Actual voting power includes only 1,028,783 shares due to the limitation on conversion to19.9% of the outstanding shares of Common Stock outstanding as of March 17, 1999, the date of issuance of the series D Preferred Stock.

(5) Covol has been informed that Joe K. Johnson, a lender to Covol, owns 99% of Aspen Capital Resources, LLC, also a shareholder and lender to Covol.

(6) Consists of 1,232,748 shares held by Mr. Johnson and by Aspen Capital Resources, LLC on the record date and for which they have voting power, of which 846,841 shares were in process of being transferred, warrants for 549,133 shares exercisable within 60 days of January 4, 2000, at prices ranging from $3.60 to $7.00 per share, and 1,997,387 shares issuable upon conversion of convertible debt held by Aspen Capital Resources, LLC convertible within 60 days of January 4, 2000.

(7) Covol has been informed that DH Financial, L.C. is owned 50% each by Mr. Corwin L. Hair and Mr. Brad Dennis.

(8) Consists of warrants for 934,725 shares exercisable within 60 days of January 4, 2000 at $.88 per share, and 2,880,000 shares issuable upon conversion of convertible debt within 60 days of January 4, 2000.

(9) Consists of 471,665 shares owned by Mr. Benson and warrants for 355,555 shares exercisable within 60 days of January 4, 2000 at $7.50 to $12.00 per share.

(10) Consists of 3,750 shares owned by Mr. Cook and options to purchase 205,167 shares held by Mr. Cook which are exercisable within 60 days of January 4, 2000.

(11) Consists of 295,088 shares owned by Mr. Weller and options to purchase 67,750 shares held by Mr. Weller which are exercisable within 60 days of January 4, 2000.

(12) Consists of 2,500 shares owned by Mr. Squire and options to purchase 40,000 shares held by Mr. Squire which are exercisable within 60 days of January 4, 2000.

(13) Consists of options to purchase 34,500 shares held by Mr. Herickhoff which are exercisable within 60 days of January 4, 2000.

(14) Consists of options to purchase 33,500 shares held by Mr. Hill which are exercisable within 60 days of January 4, 2000.

(15) Consists of options to purchase 30,000 shares held by Mr. Stewart which are exercisable within 60 days of January 4, 2000.

(16) Consists of options to purchase 67,500 shares held by Mr. Hatfield which are exercisable within 60 days of January 4, 2000.

(17) Consists of 773,003 shares issued and outstanding, and options and warrants to purchase 833,972 shares which are exercisable within 60 days of January 4, 2000.

                        TRANSACTIONS WITH RELATED PARTIES

         Major Financing Transaction. On March 17, 1999, Covol completed a financing transaction (the "Financing") with OZ Master Fund, Ltd., an affiliate of the Och-Ziff Capital Management Group. The Financing consisted of the issuance of $20,000,000 face value of convertible secured debt, issued at a 50% discount, and the issuance of 60,000 shares of cumulative convertible preferred stock (series D) for $6,000,000, for total gross proceeds of $16,000,000. Warrants for the purchase of Common Stock were also issued as part of the Financing. Net cash proceeds were used to retire maturing short-term debt and related accrued interest, for working capital uses and other general corporate purposes. This transaction is described in detail in the accompanying Form 8-K filed March 24, 1999 and in the accompanying Form 10-Q/A for the quarterly period ended March 31, 1999, both of which are incorporated herein by reference. Beginning in November 1999 and through January 4, 2000, Covol has issued 1,603,775 shares of Common Stock on conversion of 15,202 shares of series D Preferred Stock.

         Sale of Series C Convertible Preferred Stock. During January 1999, Covol completed a financing transaction with Joe K. Johnson, a major shareholder and lender to Covol, that consisted of the sale of 1,000 shares of a new series of non-voting preferred stock, designated as Series C 7% Convertible Preferred Stock. Covol received $900,000 in net proceeds from the issuance of this preferred stock, which has the following rights and privileges:

_ Dividends on the preferred stock are cumulative and accrue whether or not they have been declared or whether Covol has any profits. The dividend rate is 7% per year of the liquidation value of $1,000 per share.

_ The preferred stock is convertible into common shares in incremental stages beginning April 1999 through July 1999, at which time all of the outstanding shares became convertible to Common Stock. The number of common shares to be received upon conversion is determined by multiplying the number of preferred shares by $1,000 and dividing that number by the conversion price (originally $5.50 per share, subject to market adjustment). Upon conversion, all accrued and unpaid dividends are paid or converted into shares of Common Stock.

_ Covol may at its option redeem the outstanding preferred stock beginning July 1999 for a redemption price equal to 125% of the liquidation value plus any accrued and unpaid dividends thereon.

         Warrants for the purchase of 72,727 shares of Common Stock were issued in conjunction with this preferred stock. The warrants are exercisable from April 1999 through July 2001 at an exercise price of $6.88 per share. The warrants issued and changes made to other existing warrants were valued at approximately $500,000. The exercise deadline for certain other warrants with an exercise price of $7.00 per share held by Mr. Johnson were extended to June 2000 and certain additional warrants with an exercise price of $30.00 per share were relinquished and canceled. Covol granted registration rights for the restricted common shares issuable upon conversion of the preferred stock or upon exercise of the common stock warrants. Through January 4, 2000, all of the Series C preferred stock had been converted. Approximately 237,000 shares of Common Stock were issued on conversion of the preferred stock and related accrued but unpaid dividends.

         Issuance of Convertible Debt to Aspen Capital Resources, LLC . In September 1999, Covol entered into a transaction with Aspen Capital Resources, LLC ("Aspen"), which is 99% owned by Joe K. Johnson, a major shareholder and lender to Covol, to provide financing of up to $4 million in the form of convertible secured debt. The agreement provides for Covol to make draws as needed. Covol received $850,000 at the time of closing, less a placement fee of 10%, and subsequent to September 30, 1999 received a total of $1,650,000, less a placement fee of 10%. The debt is convertible at $3.00 per share, or market, whichever is less, and is convertible at the rate of 25% every 30 days beginning 30 days from the date of closing, subject to certain restrictions. Covol can redeem all outstanding debt at a rate of 125% of face value by providing 30 days notice. Borrowings are due in March 2001, if not converted earlier, and interest payments are due quarterly beginning March 2000. Covol assigned the royalties to be received from a licensed synthetic fuel facility as collateral for the financing. In November and December 1999, approximately 2,532,000 shares of Common Stock were issued on conversion of $1,460,000 of the convertible debt.

         The agreement requires the issuance of warrants to purchase Covol shares equal to 40% of the shares issuable under any borrowings under this financing arrangement. The warrants have a three-year exercise period and an exercise price of $3.60 per share. Warrants for the purchase of a total of approximately 350,000 shares of Common Stock were issued and were assigned a value, using the Black-Scholes option valuation model, of approximately $477,000.

         Issuance of Convertible Debt to DH Financial, L.C. In December 1999, Covol placed the final $1,500,000 of financing with DH Financial, L.C. rather than Aspen providing the entire $4,000,000 of funding as provided under the September financing arrangement. The terms and conditions of the financing with DH Financial, L.C. are similar to the September financing. As of December 20, 1999, Covol had received a total of $1,500,000, less a placement fee of 10%. The debt is convertible at $.73 per share, the market price at closing, or market price on the conversion date, whichever is less. The debt is convertible after January 21, 2000.

         The agreement requires the issuance of warrants to purchase Covol shares equal to 40% of the shares issuable under the debt agreement. Warrants for the purchase of approximately 935,000 shares were issued. The warrants have a three-year exercise period and an exercise price of $.88 per share, and were assigned a value, using the Black-Scholes option valuation model, of approximately $269,000.

         Trans Pacific Stores, Ltd. ("TPS"). On March 17, 1998, Covol entered into a loan agreement in which TPS, a company for which Mr. John Hill, a director of Covol, serves as president, agreed to loan Covol up to $4,000,000. The loan was secured by future earned license fees payable to Covol resulting from the synthetic fuel manufacturing facilities constructed by Pace Carbon Fuels, LLC. Interest on the outstanding principal balance originally accrued at 12%. The interest rate increased to 13% on September 20, 1998 and to 14% on December 20, 1998. Each time the interest rate was adjusted, a 1% renewal fee of $40,000 was incurred. Principal and interest were due and paid in full on March 20, 1999.

         On June 12, 1998, Covol entered into another loan agreement in which TPS agreed to loan Covol an additional amount up to $4,000,000. This loan is secured by a certain promissory note between Covol and Gerald Larson and future cash flows payable to Covol resulting from the synthetic fuel manufacturing facilities constructed and owned by Appalachian Synfuel, L.L.C., a wholly-owned subsidiary of Fluor Corporation. Warrants to purchase 100,000 shares of Common Stock were granted in October 1998 based on the outstanding principal balance at that time. The warrants were assigned a value, using the Black-Scholes option valuation model, of approximately $247,000. Interest on the outstanding principal balance accrued at 18% per annum until October 1998, at which time it increased to 22%. Principal and interest were originally due and payable June 12, 1999. The terms of this loan were amended in May 1999 to provide that $1,000,000 of principal is due in December 1999 and $3,000,000 of principal is due in April 2000. Subsequent to June 12, 1999, interest is payable monthly at a rate of 14%. Additionally, the terms of existing warrants for the purchase of 185,713 shares of Common Stock were amended to extend the exercise periods for one year and to lower the exercise prices to market value of Covol's Common Stock. The warrants were assigned a value, using the Black-Scholes option valuation model, of approximately $244,000.

         Financing Transactions with Officer and Director. During November 1998, Covol completed a financing transaction with several investors, one of whom was Kirk A. Benson, then a major shareholder, and currently the Chairman and CEO of Covol. Mr. Benson purchased 300,000 units at $5.00 per unit, for total cash proceeds of $1,500,000. Each unit consisted of one share of Common Stock and a warrant for the purchase of one share of Common Stock at a price of $7.50. The warrants were exercisable until November 12, 1999, at which time they expired unexercised.

         Employment Agreements. Covol has entered into employment agreements with Messrs. Benson, Cook, Stewart and Kimball which provide for significant benefits. See "Employment Contracts and Termination of Employment and Change in Control Arrangements."

         $500,000 Loan from Certain Officers. In November 1996, Steven R. Brown, an officer, loaned $280,000 and Asael T. Sorensen, Jr., a former officer, loaned $220,000 to Covol which accrued interest at prime plus 2%. Principal and interest was due on or before November 26, 2002. As of September 30, 1998, approximately $353,000 had been paid by Covol toward the repayment of the loans. The remaining balance of approximately $147,000 was paid by Covol during fiscal 1999. The purpose of the loans was to provide operating capital for Covol.

         Related Partnerships. In June 1996, Covol formed Utah Synfuel #1 ("US #1") and Alabama Synfuel #1 ("AS #1"), for the purpose of facilitating the financing and construction of synthetic fuel facilities in Utah and Alabama, respectively. Mr. Russell Madsen, Mr. Dean Young, Mr. Kenneth M. Young, Mr. Alan
D. Ayers, Mr. Asael T. Sorensen, Jr., Mr. Steven R. Brown, and Mr. Michael Q. Midgley (former or current officers and directors of Covol) acquired interests in US #1 and AS #1. Their aggregate interests represented approximately 8.1% of the contributed capital of US #1 and 0.6% of the contributed capital of AS #1. See "Key Bank Loan" below. In connection with the sale of the Utah facility, Covol granted US #1 a non-exclusive license to Covol's binder technologies for which it received an advance license fee of $500,000 from US #1. These transactions are not based on arms- length negotiations by the parties. Covol retained a 64% interest in US #1 and a 74% interest in AS #1 and privately placed the remaining partnership interests in the Partnerships. The limited partners paid $3,277,500 for the remaining partnership interests in US #1 and $2,062,500 for the remaining partnership interests in AS #1. See "ITEM 1.
BUSINESS--Sale of Facilities, Utah Synfuel #1 and Birmingham Syn Fuel," in the Form 10-K for a discussion of transactions with related partnerships.

         In September 1998, Covol formally offered the limited partners in Utah Synfuel #1, and Alabama Synfuel #1 an exchange of Covol's Common Stock for their limited partnership interests. The exchange ratio was based in part on an independent valuation of the limited partnerships' assets and other factors including but not limited to current and future expected cash flows of the partnerships and the market value of Covol's Common Stock at the date of the offer, $9.00 per share. As of September 30, 1998, substantially all of the limited partners had elected to exchange their limited partnership interests for shares of Covol's Common Stock. During October and November 1998, all but one of the other limited partners exchanged their interests and Utah Synfuel #1 became a wholly-owned subsidiary of Covol and Alabama Synfuel #1 became a 98%-owned subsidiary of Covol.

         Covol recorded this exchange using the market values of Covol's Common Stock on the dates the limited partners tendered acceptance of Covol's offer. These market values ranged from $6.75 to $11.13 per share. Subsequent to September 30, 1999, Covol reached an agreement settling several outstanding issues with the remaining limited partner of Alabama Synfuel #1 following which Alabama Synfuel #1 became a wholly-owned subsidiary of Covol. The officers and directors of Covol received an aggregate of 95,900 shares of Covol Common Stock in exchange for their interests, with an aggregate market value, using a value of $9.00 per share, of $863,100. Included in this amount is $304,632 related to Mr. Weller.

         Key Bank Loan. In an effort to obtain capital for the construction of the Utah and Alabama facilities, Covol borrowed $700,000 from Key Bank of Utah ("Key Bank"). The loan accrued interest at Key Bank's prime rate plus 2% and was to be paid in full in October 1996. In November 1996 Covol paid accrued interest plus principal of $100,000. Covol and Key Bank agreed to roll over the remaining $600,000 principal balance of the loan for another 90 days, until January 29, 1997, which was later extended to May 30, 1997. Additional payments of principal and interest were paid in March and May, 1997 totaling $110,000. Key Bank thereafter notified Covol that it was in default on the loan. Covol paid off the principal and interest on the loan in the amount of $522,516 on August 20, 1997. As a condition to making the loan, Key Bank required that certain officers, directors and employees of Covol also sign as guarantors of the note evidencing the loan (the "Key Bank Note"). To induce such officers, directors and employees to sign individually and be severally liable on the Key Bank Note, Covol loaned $100,000 each to Mr. Russell G. Madsen, Mr. Dean Young, Mr. Kenneth M. Young, Mr. Alan D. Ayers, Mr. Asael T. Sorensen, Jr., Mr. Steven R. Brown and Mr. Michael Q. Midgley (the "Individuals"). The loan to the Individuals is on similar terms as the loan from Key Bank and was initially collateralized by their respective interests in US#1 and AS#1 and is currently collateralized by approximately 79,000 shares of Covol's Common Stock. The proceeds of the loan from Covol to the Individuals, along with other money of the Individuals aggregating $1,850,000, were invested in partnership interests in US #1 and AS #1. Covol has not received any direct payments from the Individuals. On March 21, 1997, US #1 made cash distributions to each of the limited partners of US #1 in the aggregate amount of $272,000. The cash distributions attributable to the interests in US #1 acquired through the loan to the Individuals as described above were made directly to Covol and applied against the principal and interest due from the Individuals. As of September 30, 1999, the individuals were indebted to Covol in an aggregate amount of approximately $672,000, which is collateralized by Common Stock of Covol. No interest income is being recognized by Covol.

         Option Exercise Notes. In 1995, Covol entered into loan agreements with 16 then current and former officers, directors and employees of Covol in payment of the exercise price of options to purchase 900,000 shares of Covol Common Stock. Nine of these individuals are current or former officers or directors of Covol. Specifically, Messrs. Madsen, Ford, Brown, Weller, Sorensen, Ayers, Lambert, Young and Midgley are indebted to Covol in the principal amounts of $516,875, $488,519, $488,519, $417,266, $322,503, $251,250, $322,503, $288,938
and $516,875 respectively. The promissory notes bear interest at 5.7% with principal and interest due in December 2000 and are collateralized by the shares purchased. As of September 30, 1999, Covol had received approximately $313,000 toward repayment of the loans. No interest income is being recognized by Covol.

         Return of Shares of Common Stock. In March 1996, Raymond G. Weller made a personal loan of $459,250 to Covol at the request of Covol's then CEO and CFO at a time when Covol was in great financial need. This loan was repaid in 1996 through the issuance of Covol Common Stock to Mr. Weller. A certificate was issued to Mr. Weller for 34,000 shares of Covol Common Stock. Mr. Weller understood that the CEO and CFO existing at the time intended this stock to be compensation for the personal risk taken by Mr. Weller pending completion of the transaction. The CEO and CFO left Covol in October 1996 before the transaction was fully documented. Mr. Weller continued to support Covol and provided leadership and guidance as a director through the period of transition between prior and current management. After confirming the circumstances surrounding the transaction, Covol's current management negotiated a resolution of the matter with Mr. Weller, and approved the issuance of 20,000 shares of restricted stock in complete satisfaction of any obligation Covol may have to Mr. Weller with respect to this transaction. The disinterested members of the Board have approved the resolution and Mr. Weller returned 14,000 shares of Common Stock to Covol in fiscal 1999, which shares were subsequently canceled.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires Covol's officers and directors, and persons who own more than ten percent of a registered class of Covol's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers. Officers, directors, and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish Covol with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Covol between October 1, 1998 and September 30, 1999, on year-end reports furnished to Covol after September 30, 1999, and on representations that no other reports were required, Covol has determined that during the 1999 fiscal year all applicable 16(a) filing requirements were met.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTOR

Nominee for Election as Director

         At the Meeting, the stockholders will elect a class III director to hold office until the annual meeting of stockholders in 2003, the expiration of his term, or until his successor is duly elected and qualified. The Board of Directors is divided into three classes, currently comprised of two class I directors, whose terms will expire at Covol's annual meeting in 2001, three Class II directors, whose terms will expire at Covol's annual meeting in 2002, and one Class III director, whose term will expire at Covol's annual meeting in 2000. The Board currently consists of six members: Raymond J. Weller, Brent M. Cook, DeLance M. Squire, John P. Hill, Jr., James A. Herickhoff and Kirk A. Benson. The Board proposes that the individual listed below as nominee be elected as a class III director of Covol. The nominee has consented to serve if elected to the Board. In the event that the nominee is unable to serve as a director at the time of the Meeting (which is not expected), proxies with respect to which no contrary direction is made will be voted "FOR" such substitute nominee as shall be designated by the Board to fill the vacancy.

         The name of the nominee, together with certain information about him, is set forth below:

    Name         Age       Positions with Covol              Director Since
    ----         ---       --------------------              --------------
Brent M. Cook    39       Director and President                  1996

Brent M. Cook has served as President since April 1999. From November 1996 to April 1999 he served as Chief Executive Officer and Director. He also served as President from October 1996 until July 1998, and as Chief Financial Officer from June 1996 until November 1996. Mr. Cook is a Certified Public Accountant. Prior to joining Covol, Mr. Cook was Director of Strategic Accounts-Utah Operations, for PacifiCorp, Inc. ("PacifiCorp"). His responsibilities included the management of revenues of approximately $128 million per year, and seeking out and evaluating strategic growth opportunities for PacifiCorp, including joint ventures and other transactions. Mr. Cook spent more than 12 years with PacifiCorp. Mr. Cook's term expires in 2000.

         The names of the Class I Directors, together with certain information about them, are set forth below:

     Name                 Age       Position with Covol       Director Since
     ----                 ---       -------------------       --------------
John P. Hill, Jr.          39              Director                 1997
James A. Herickhoff        57              Director                 1997

John P. Hill, Jr. has served as a Director since September 1997. Mr. Hill is the president of Quince Associates, a closely-held investment company. Since 1989, Mr. Hill has also served as President of Trans Pacific Stores, Ltd., a privately held operator of retail stores. Prior to 1989, Mr. Hill was the Chief Financial Officer for various privately held retail and restaurant companies. Mr. Hill received a Bachelor of Science degree in Accounting from the University of Maryland and became a Certified Public Accountant in 1984. Mr. Hill's term expires in 2001.

James A. Herickhoff has served as a Director since August 1997 and was elected Vice Chairman in April 1999. Mr. Herickhoff has been a corporate consultant since 1994, and from 1987 to 1994 he served as President of Atlantic Richfield Company's Thunder Basin Coal Company. Mr. Herickhoff has over 25 years of experience in the coal and mining industries and extensive experience in strategic positioning of these companies for long-term growth and competitiveness. Mr. Herickhoff led the growth of the Black Thunder and Coal Creek coal mines from 19,000,000 to approximately 40,000,000 tons per year of production. Mr. Herickhoff previously served as President of Mountain Coal Company, managing all of ARCO's underground mining and preparation plants. Mr. Herickhoff is the past President of the Wyoming Mining Association and a former Board member of the Colorado and Utah Mining Associations. Mr. Herickhoff received a Bachelor degree in 1964 from St. John's University, a Master of Science degree in 1966 from St. Cloud State University and attended the Kellogg Executive Management Institute at Northwestern University in 1986. Mr. Herickhoff's term expires in 2001.

         The names of the Class II directors, together with certain information about them, are set forth below:

      Name              Age       Position with Covol       Director Since
      ----              ---       -------------------       --------------
Raymond J. Weller        54              Director                 1991
DeLance W. Squire        80              Director                 1996
Kirk A. Benson           49              Director                 1999

Raymond J. Weller has served as a Director of Covol since July 1991 and served as Chairman of the Board from January 1997 through July 1998. Since 1991, Mr. Weller has been Vice President of HMO Benefits of Utah, a Utah based insurance brokerage firm. From 1985 to 1991, Mr. Weller was an agent with the insurance brokerage of Galbraith, Benson, and McKay. Mr. Weller's term expires in 2002.

DeLance W. Squire has served as a Director of Covol since December 1996. Currently Mr. Squire is President of Management and Professional Inc. Mr. Squire was the founder of Squire & Co., Orem, Utah and retired in 1986. From 1986 until 1987, Mr. Squire served as the Executive Director for the Commission for Economic Development, Orem, Utah. Mr. Squire was previously the mayor of the City of Orem, Utah. In addition, Mr. Squire serves as the chairman of the board of trustees for Timpanogos Regional Hospital, Orem, Utah. Mr. Squire received his B.S. degree in Accounting from Brigham Young University in 1947 and became a Certified Public Accountant in 1950. Mr. Squire's term expires in 2002.

Kirk A. Benson has served as a Director of Covol since January 1999, and as Chairman and CEO since April 1999. Most recently, Mr. Benson was Senior Vice President of Foundation Health Systems, Inc., the nation's 4th largest publicly traded managed healthcare company. Mr. Benson was with Foundation Health Systems and its predecessors for approximately ten years, holding various positions including president and chief operating officer for commercial operations, general counsel, and senior vice president for development with responsibility for merger and acquisition activity. Mr. Benson is a Ph.D. candidate at the Peter F. Drucker Graduate School of Management at Claremont Graduate University. He also holds a Master of Laws in Taxation from the University of Denver, and a Master of Accountancy and Juris Doctorate from Brigham Young University. Mr. Benson's term expires in 2002.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                            THE ELECTION OF MR. COOK

     PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board has appointed PricewaterhouseCoopers LLP, certified public accountants, as auditors to examine the financial statements of Covol for Fiscal 2000 and to perform other appropriate accounting services and is requesting ratification of such appointment by the stockholders. PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P.) has served as Covol's auditors since 1994.

         In the event that the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the adverse vote will be considered a directive to the Audit Committee and the Board to select other auditors for the next fiscal year. The appointment of other auditors could have a significant financial impact on Covol and could significantly impact Covol's current registration statements.

         A representative of PricewaterhouseCoopers LLP is expected to attend the Meeting and will have an opportunity to make a statement if he desires to do so and to respond to appropriate questions.

     THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN THE BEST INTERESTS
                  OF COVOL AND ITS STOCKHOLDERS AND RECOMMENDS
                          A VOTE "FOR" APPROVAL THEREOF

     PROPOSAL NO. 3 -- RATIFICATION OF THE ISSUANCE OF CONVERTIBLE PREFERRED
                    STOCK AND CONVERTIBLE DEBT IN MARCH 1999

         Covol is soliciting the proxies of its stockholders to ratify the issuance by Covol in March 1999 of convertible Preferred Stock and convertible debt financing. Funds provided by the financing were critical in order for Covol to remain in business.

         The consequences of Covol stockholders not approving this financing would be extremely detrimental for Covol. The financing agreements require Covol to obtain stockholder approval of the transaction by March 31, 2000. Failure to obtain that approval would put Covol in default of these financing agreements and would require Covol to redeem the outstanding Series D Preferred Stock and convertible debt, including significant premiums. Covol could be forced into bankruptcy because of the inadequacy of funds available to redeem the Series D Preferred Stock and convertible debt which has been issued. Covol's redemption obligation would be in addition to Covol's ongoing need to meet debt service requirements and the ongoing cash needs of its operating activities. Covol believes it is critical that stockholders ratify this financing transaction and the potential issuances of Common Stock that could result from the conversion of the convertible securities that were issued in March 1999. Covol has no viable alternative plans to remain solvent should this proposal not be approved by stockholders. Further, it is also critical that stockholders approve the proposed amendment to Covol's certificate of incorporation to increase the number of authorized shares of Common Stock (See Proposal No. 4) in order to allow the additional shares issuable upon conversion of the convertible securities to actually be issued.

         The March 1999 financing consisted of convertible equity and convertible debt securities which, upon conversion, could result in the issuance of common shares of Covol in excess of 20% of the number of outstanding shares as of the date of the transaction and 20% of the voting power. Regulations of the Nasdaq Stock Market(sm) require stockholder approval for any equity issuances at less than market value which result in or could result in the issuance of Common Stock of Covol that exceeds 20% of the number of outstanding shares and 20% of the voting power. This financing arrangement requires such stockholder approval.

         The March 1999 financing consisted of the issuance of $20,000,000 of convertible secured debt, issued at a 50% discount, and the issuance of $6,000,000 of a new series D cumulative convertible Preferred Stock, for total gross proceeds of $16,000,000. Costs related to the financing totaled approximately $1,400,000. Warrants for the purchase of Common Stock were also issued as part of the financing. Covol received net cash proceeds of approximately $14,600,000, which were used to retire maturing short-term debt and related accrued interest, for working capital uses and other general corporate purposes. No officers, directors, principal shareholders or other affiliates provided any of the funding in this transaction.

         The terms of the financing and the accounting for the financing are described in detail in Covol's Current Report on Form 8-K, filed March 24, 1999, and in Covol's Quarterly Report on Form 10-Q/A for the quarterly period ended March 31, 1999, filed October 6, 1999, both of which are being provided with this proxy statement and which have been incorporated herein by reference. Stockholders are encouraged to read these documents to familiarize themselves with the details of this transaction.

         During 1998, Covol had significant cash needs for the construction of synthetic fuel facilities. These requirements continued after June 30, 1998 when construction of these facilities was completed in order to fund costs in excess of construction financing, fund required facility modifications, fund operations of the synthetic fuel facilities constructed including a facility located in Price Utah operated by Covol, and for other working capital needs and general corporate purposes. Covol completed a comprehensive review of funding alternatives in the financial community, from conventional banking sources to an offering of Common Stock. Several potential sources of funding were contacted and the process of reviewing viable alternatives and performing due diligence procedures began in the fall of 1998 and lasted over five months. This extensive and exhaustive process culminated in the March financing. The financing obtained was approved by Covol's Board of Directors as being the best alternative and in the best interest of all stockholders, on both a short-term and a long-term basis.

         The Preferred Stock became convertible at the option of the stockholders on June 15, 1999, up to a maximum of 20% of the outstanding shares of Preferred Stock. Each month thereafter, the amount of Preferred Stock that could be converted increased by 20% until October 13, 1999, at which time all of the Preferred Stock was convertible into Common Stock. On March 17, 2002, all outstanding Preferred Stock automatically converts to Common Stock. The number of shares of Common Stock into which the Preferred Stock is convertible is determined by multiplying the number of preferred shares by $100 and dividing by the lesser of $5.25 or 90% of the market value of Covol's Common Stock on the date of conversion. Market value is defined as the average of the three lowest closing bid prices over the immediately preceding 20 business days.

         The convertible debt has an effective three-year term and bears interest at a stated rate of 2.5% per annum on the $20,000,000 face amount. After consideration of the 50% discount and the value assigned to warrants, the imputed interest rate is approximately 36%. The debt is convertible into Common Stock of Covol at a discount to the market price at the time of conversion. The debt is not convertible until after March 17, 2002 except upon the occurrence of an event of default. If converted, the number of shares into which the debt can be converted would be calculated based on a price per share of Common Stock equal to 33% of the then market price at the time of conversion, but not less than $6.67 per share nor more than $10.00 per share.

         Beginning in November 1999 and through January 4, 2000, Covol has issued 1,603,775 shares of Common Stock on conversion of 15,202 shares of the convertible Preferred Stock issued in March 1999 (series D Preferred Stock). As of January 4, 2000, the remaining 44,798 shares of series D Preferred Stock were potentially convertible into 9,556,908 shares of Common Stock (using a conversion price of $.47 which was 90% of the market value of Covol's Common Stock at that date), and the convertible debt was potentially convertible into 3,000,000 shares of Common Stock (using a conversion price of $6.67 per share). Warrants for the purchase of Common Stock were potentially convertible into 1,283,626 shares of Common Stock, with a total exercise price of more than $8,000,000. As described previously, the conversion terms of both the Preferred Stock and convertible debt provide for conversion into a number of shares of Common Stock that could vary depending on the market value of Covol's Common Stock on the conversion dates. Therefore, depending on the price of Covol's Common Stock when these securities are actually converted into Common Stock, the actual number of shares could be different from the above amounts, and the difference could be significant. Also, at the election of Covol, additional shares of Common Stock can be issued for dividends on the series D Preferred Stock and in lieu of interest payments on the convertible debt. As of January 4, 2000, the total number of shares of Common Stock issuable under the terms of the convertible Preferred Stock (reduced by 1,603,775 shares for conversions which have occurred through January 4, 2000), convertible debt, and warrants is 13,840,534. Not all of these shares are actually issuable as of January 4, 2000; some are not issuable until March 2002.

         Current regulations of the Nasdaq Stock Market(sm) require stockholder approval for the issuance of securities at less than market value where the total shares to be issued exceed 20% of the current number of outstanding shares. The contractual terms of the March financing agreements limit convertibility to 19.9% of the outstanding Common Stock until shareholder approval is obtained and obligate Covol to obtain such approval. As of March 17, 1999, there were 12,471,985 shares of Common Stock outstanding. If all of the outstanding convertible securities issued in the March financing transactions could have been converted as of January 4, 2000, there would be an increase of 13,840,534 shares of Common Stock outstanding related solely to the March financing, which when added to the shares already issued on conversion of the series D Preferred Stock, represents an increase in outstanding shares of approximately 124%, using as a base number the number of shares outstanding on March 17, 1999 of 12,471,985. Significant financial consequences could occur if Covol is unable to convert all of the March 1999 securities due to the 20% limitation and lack of stockholder approval.

         The consequences of Covol stockholders not approving this financing would be extremely detrimental for Covol. The financing agreements require Covol to obtain stockholder approval of the transaction by March 31, 2000. Failure to obtain that approval would put Covol in default of these financing agreements and would require Covol to redeem the outstanding Series D Preferred Stock and convertible debt, including significant premiums. Covol could be forced into bankruptcy because of the inadequacy of funds available to redeem the Series D Preferred Stock and convertible debt which has been issued. Covol's redemption obligation would be in addition to Covol's ongoing need to meet debt service requirements and the ongoing cash needs of its operating activities. Covol believes it is critical that stockholders ratify this financing transaction and the potential issuances of Common Stock that could result from the conversion of the convertible securities that were issued in March 1999. Covol has no viable alternative plans to remain solvent should this proposal not be approved by stockholders. Further, it is also critical that stockholders approve the proposed amendment to Covol's certificate of incorporation to increase the number of authorized shares of Common Stock (See Proposal No. 4) in order to allow the additional shares issuable upon conversion of the convertible securities to actually be issued.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR"
          RATIFICATION OF THE ISSUANCE IN MARCH 1999 OF THE CONVERTIBLE
                      PREFERRED STOCK AND CONVERTIBLE DEBT.

        PROPOSAL NO. 4 - TO AMEND COVOL'S CERTIFICATE OF INCORPORATION TO
         INCREASE THE AUTHORIZED NUMBER OF SHARES AVAILABLE FOR ISSUANCE

         Covol is soliciting the proxies of its stockholders to approve the amendment of its Certificate of Incorporation to increase the authorized shares of Common Stock. Additional shares of Common Stock need to be available for Covol in case additional shares are required to be issued upon the conversion of equity securities or debt obligations convertible into Common Stock previously discussed, and for general corporate growth.

         As of January 4, 2000, there were 17,176,911 shares of Common Stock outstanding. As of that date, there were outstanding options to purchase approximately 2,969,250 shares of Common Stock, outstanding warrants to purchase approximately 4,298,053 shares of Common Stock, outstanding shares of Preferred Stock convertible into approximately 9,999,790 shares of Common Stock, and outstanding debt convertible into approximately 7,877,387 shares of Common Stock. Exercise of the current outstanding stock options and warrants, which have exercise prices ranging from $.88 to $20.00 per share, would result in Covol receiving approximately $44,000,000 of cash, although currently none of these options and warrants are "in-the-money."

         Not all of the convertible securities are immediately convertible. However, if all convertible securities were converted into Common Stock as of January 4, 2000, the total amount of Common Stock outstanding would be approximately 42,321,391 shares, which would exceed the current number of authorized shares of 25,000,000. The number of shares of Common Stock issuable upon conversion is dependent, in part, on the price of Covol's Common Stock when these securities are actually converted into Common Stock. Therefore, depending on the price of Covol's Common Stock at the time of conversion, the issuable number of shares of Common Stock could exceed the number of shares currently authorized to be issued. Covol must meet obligations to issue Common Stock upon conversion of convertible equity and debt securities, some of which have short time periods in which Covol can act, in order to avoid being in default of those security agreements.

         In anticipation of the need for future issuances of Common Stock for future conversions of convertible securities and other general corporate purposes, Covol is seeking to amend its Certificate of

Incorporation to provide for authorization of up to 50,000,000 shares of Common Stock. Currently, Article V of Covol's Certificate of Incorporation authorizes the issuance of only 25,000,000 shares of Common Stock as follows:

         The  capital  stock  authorized,   the  par  value  thereof,   and  the
         characteristics of such stock shall be as follows:

Number of Shares                  Par Value                        Class of
Authorized                        Per Share                        Stock
----------                        ---------                        -----
25,000,000                        $.001                            Common
10,000,000                        $.001                            Preferred

         The Board of Directors of Covol hereby proposes adoption of the following resolution by Covol's stockholders:

  RESOLVED, that Article V of Covol's Certificate of Incorporation is amended to read as follows:

         The  capital  stock  authorized,   the  par  value  thereof,   and  the
         characteristics of such stock shall be as follows:

Number of Shares                  Par Value                        Class of
Authorized                        Per Share                        Stock
----------                        ---------                        -----
50,000,000                        $.001                            Common
10,000,000                        $.001                            Preferred

         If Covol chooses to issue additional shares of Common Stock, existing stockholders' ownership in the aggregate could be subject to dilution. Notwithstanding this potential dilution, Covol believes that the adoption of the proposed amendment is in the best interest of Covol stockholders as the consequences of being in default of security agreements could be significant.

         To the extent convertible Preferred Stock, convertible debt and warrants, and other convertible securities are converted into Common Stock, stockholder interests in Covol will be diluted. If the market value of the
Common Stock decreases, the variable conversion rate of the outstanding convertible securities increases this dilution. If the market value of the Common Stock decreases significantly, the offering price per share in any future private placements or public offerings may decrease causing dilution of ownership to other stockholders. Sales of Common Stock and convertible Preferred Stock, and the exercise of options, warrants and other convertible securities may have an adverse effect on the trading price of and market for Covol's Common Stock. A significant portion of shares underlying Covol's outstanding convertible securities and options and warrants are subject to registration rights. These rights may affect Covol's ability to raise additional capital because financial institutions which require registration rights may be unwilling to proceed with a financing where there are registration rights already in place which impair the value of any new registration rights.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE
        RESOLUTION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON
                                     STOCK.

                            RELATIONSHIP OF PROPOSALS

         Stockholders are being asked to vote separately on Proposals 3 and 4. Management urges a vote "FOR" both Proposals. Failure of the stockholders to approve either one of Proposals 3 or 4 could result in a default under the financing described above with potentially dire consequences. If you intend to vote to ratify the financing described in Proposal 3, please consider that Covol must have approval to the increase in authorized Common Stock described in Proposal 4 in order to avoid default under the financing. Management believes that it is essential to Covol's continued operation that both Proposals be approved by the stockholders.

         As described above, abstentions (including failures to return a proxy or cast a vote) and broker non-votes are effectively the same as votes "against" Proposal 4. Broker non-votes result from stockholders who own stock through a brokerage account failing to properly instruct their broker how to vote their shares. Due to the critical nature of these Proposals, Covol urges every stockholder to vote (by proxy or in person) at this meeting.

                              STOCKHOLDER PROPOSALS

         Stockholders   may  submit   proposals  on  matters   appropriate   for
stockholder action at Covol's annual meetings consistent with regulations adopted by the SEC. For such proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2001 annual meeting, they must be received by Covol not later than September 15, 2000 or such later date as Covol may specify in its SEC filings. Such proposals should be addressed to Covol at 3280 North Frontage Road, Lehi, Utah 84043, Attn: Corporate Secretary.

         It is anticipated that proxies solicited in connection with Covol's 2001 annual meeting will confer discretionary authority to vote on matters, among others, of which Covol does not receive notice prior to September 15, 2000.

                                  OTHER MATTERS

         Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the stockholders properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                             SOLICITATION OF PROXIES

         The accompanying form of proxy is being solicited on behalf of the Board. The expense of solicitation of proxies for the Meeting will be paid by Covol. In addition to the mailing of the proxy material, such solicitation may be made in person or by written communication, telephone or telegraph by directors, officers, employees or agents of Covol or its subsidiaries.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents are incorporated herein by reference:

o        Current report on Form 8-K filed March 24, 1999, and

o Quarterly report on Form 10-Q filed May 14, 1999, for the fiscal quarter ended March 31, 1999, as amended on Form 10-Q/A filed October 6, 1999.

                           ANNUAL REPORT ON FORM 10-K

         CERTAIN PORTIONS OF COVOL'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1999, AS REFERENCED IN THIS PROXY STATEMENT, ARE INCORPORATED HEREIN BY REFERENCE. COVOL WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE EXHIBITS THAT ARE ATTACHED TO COVOL'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE INVESTOR RELATIONS DEPARTMENT AT THE ADDRESS OF COVOL APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT OR FAXED TO COVOL AT (801) 768-4483.

         If you have any questions about giving your proxy or require any assistance, please contact Morrow & Co., Inc., a shareholder services company that is assisting Covol with this proxy statement, at 1-800-566-9061.

         YOUR VOTE IS IMPORTANT. YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID COVOL IN AVOIDING THE EXPENSE OF ADDITIONAL PROXY SOLICITATIONS. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON AT THE MEETING OR YOUR RIGHT TO RESUBMIT LATER DATED PROXY CARDS.

                                            Covol Technologies, Inc.

                                            By Order of the Board of Directors,

                                            /s/ Harlan M. Hatfield
                                            Harlan M. Hatfield
                                            Secretary

Lehi, Utah
January 17, 2000

                            COVOL TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, MARCH 1, 2000

         The undersigned stockholder(s) of Covol Technologies, Inc., a Delaware corporation (the "Company"), revoking all previous proxies, hereby appoints Harlan M. Hatfield as the attorney and proxy of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of Covol which the undersigned would be entitled to cast if personally present at the Annual Meeting of Stockholders of Covol to be held at the Provo Marriott Hotel, at 100 West 100 North, Provo, Utah 84601, on Wednesday, March 1, 2000, at 2:00 p.m., Mountain Standard Time, and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

                          (Please date and sign below)

                                               Please mark your vote as this |X|

1.  ELECTION OF DIRECTOR

    Brent M. Cook                                    FOR  [ ]  WITHHOLD  [ ]
    (If elected, Mr. Cook's term would expire 2003)            AUTHORITY

2.  RATIFY THE SELECTION BY THE BOARD OF             FOR  [ ]  AGAINST   [ ]
    PRICEWATERHOUSECOOPERS LLP AS                              ABSTAIN   [ ]
    INDEPENDENT AUDITORS OF COVOL FOR
    THE 2000 FISCAL YEAR

3.  RATIFICATION OF THE ISSUANCE IN MARCH            FOR  [ ]  AGAINST   [ ]
    1999 OF CONVERTIBLE PREFERRED STOCK                        ABSTAIN   [ ]
    AND CONVERTIBLE DEBT

4.  APPROVAL OF THE PROPOSED                         FOR  [ ]  AGAINST   [ ]
    AMENDMENT TO COVOL'S CERTIFICATE OF                        ABSTAIN   [ ]
    INCORPORATION TO INCREASE THE
    NUMBER OF AUTHORIZED SHARES OF
    COMMON STOCK FROM 25,000,000 TO
    50,000,000

This Proxy is solicited on behalf of the Board of Directors. Unless otherwise specified, the shares will be voted "FOR" items 1, 2, 3 and 4. This Proxy also delegates discretionary authority to the proxy to vote with respect to any other business which may properly come before the 2000 Annual Meeting of Stockholders and any and all adjournments or postponements thereof to the extent allowed by Rule 14a-4(c) as promulgated by the U.S. Securities and Exchange Commission.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF COVOL TECHNOLOGIES, INC.

Dated: ________________________________, 2000


---------------------------------------------
Name of Stockholder


---------------------------------------------
Signature of Stockholder

NOTE: Please date and sign this Proxy exactly as the names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. Where shares are owned in the name of two or more persons, all such persons should sign.

PLEASE RETURN YOUR COMPLETED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE.